Exhibit 99.1

Mentor Graphics Reports Fiscal Fourth Quarter Results, Announces Quarterly Dividend Increase

WILSONVILLE, Ore.--(BUSINESS WIRE)--February 26, 2015--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal fourth quarter ended January 31, 2015. The company reported revenues of $439.1 million, non-GAAP earnings per share of $1.09, and GAAP earnings per share of $0.96. For the full fiscal year, revenues were $1.244 billion, non-GAAP earnings per share were $1.77, and GAAP earnings per share were $1.26.

“Mentor Graphics set all-time records for the fourth quarter and full-year fiscal 2015,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “Fourth quarter results were driven primarily by Asian foundries and their customers adopting Design-to-Silicon solutions for 14nm and 10nm nodes and by the automotive sector’s continued demand for embedded software and electrical design products. Mentor’s board of directors is raising the quarterly dividend by 10% to $0.055 per share.”

During the quarter, the company announced new releases of its award-winning computational fluid dynamics product, FloEFD™, and of its Flowmaster® simulation software for modeling thermo-fluid systems. Both products provide advanced capabilities to support the automotive industry. The company also announced Mentor® Embedded virtual prototype kits for the company’s Vista™ and Sourcery™ CodeBench products. The kits enable embedded developers to integrate and optimize software on various platforms, especially for automotive in-vehicle infotainment and electronic control unit networks. Mentor also made available automotive Ethernet support in the Volcano™ VSA™ product for network design of electronic control units. This addresses timing analysis challenges where a mixture of network busses co-exist, for example in advanced driver assistance systems.

“In the fourth quarter we posted numerous all-time records including bookings, revenue, and both GAAP and non-GAAP earnings per share,” said Gregory K. Hinckley, president of Mentor Graphics. “Similarly, we had record revenue and non-GAAP earnings per share for the full year. Strength in the Design-to-Silicon products category reinforces our leadership position in traditional EDA markets and our transportation offerings continue to benefit from expanding opportunities for advanced electrical design. Continued attention to expenses drove record non-GAAP operating margins for the quarter and year.”

Outlook

For the first quarter of fiscal 2016, the company expects revenues of about $260 million, non-GAAP earnings per share of about $0.18 and GAAP earnings per share of approximately $0.08. For the full year fiscal 2016, the company expects revenues of about $1.282 billion, non-GAAP earnings per share of about $1.85, and GAAP earnings per share of approximately $1.45. The fiscal 2016 non-GAAP guidance, first quarter and full year, anticipates a normalized non-GAAP tax rate of 19% which is an increase from the fiscal 2015 rate of 17%.

Dividend

The company announced a 10% increase in the quarterly dividend to $0.055 per share on outstanding common stock. The dividend is payable on March 31, 2015 to shareholders of record at the close of business on March 10, 2015.

Fiscal Year Definition

Mentor Graphics Corporation’s fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross profit, operating income, operating margin, net income, and earnings per share which we refer to as non-GAAP gross profit, operating income, operating margin, net income, and earnings per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, marketing and sales, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense associated with the amortization of original issuance debt discount on convertible debt, the equity in earnings or losses of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), and the impact on basic and diluted earnings per share of changes in the calculated redemption value of noncontrolling interests, which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income is in the first twelve months following an acquisition.
  Special charges may include expenses related to certain litigation costs, employee severance, acquisitions, excess facility costs, and other asset related charges. Special charges are incurred based on particular facts and circumstances and can vary in size and frequency. Litigation costs classified as special charges consist of professional service fees related to patent litigation involving us, EVE S.A., and Synopsys, Inc. These costs are included in special charges because of their unusual nature due to the significance in variability of timing and amount. Restructuring costs included in special charges include costs incurred for employee terminations, including severance and benefits, driven by modification of business strategy or business emphasis. Special charges are not ordinarily included in our annual operating plan and related budget due to unpredictability, driven in part by rapidly changing technology and the competitive environment in our industry. We therefore exclude them when evaluating our managers’ performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units, and purchases made as a result of our employee stock purchase plans. We do not consider equity plan-related compensation expense in evaluating our managers’ performance internally or our core operations in any given period.
  Interest expense attributable to amortization of the original issuance debt discount on convertible debt is excluded. Management does not consider this charge as a part of our core operating performance. We do not consider the amortization of the original issuance debt discount on convertible debt to be a direct cost of operations.
  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of common stock investments accounted for under the equity method. The carrying amounts of our investments are adjusted for our share of earnings or losses of the investee. We report our equity in the earnings or losses of investments in other income (expense), net (with the exception of our investment in Frontline as discussed below). The amounts are excluded from our non-GAAP results as we do not control the results of operations for the investments and we do not participate in regular and periodic operating activities; therefore, management does not consider these investments as a part of our core operating performance.
  The Company maintains a 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. Although we do not exert control, we actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Income tax expense is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, utilizing a normalized effective tax rate. Our GAAP tax rate for the year ended January 31, 2015 is 13.5%. Our normalized non-GAAP effective tax rate for the year ended January 31, 2015 is 17%. The normalized non-GAAP effective tax rate considers our global tax posture, including the weighted average tax rates applicable in the various jurisdictions in which we operate; eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency; and considers our U.S. tax loss carryforwards and tax credits that were not previously recorded as a benefit in our financial statements. Our non-GAAP effective tax rate is subject to change over time for various reasons, including changes in geographic business mix, statutory tax rates, foreign re-investment expectations, and availability of U.S. tax loss carryforwards and tax credits that were not previously recorded as a benefit. Our normalized effective non-GAAP tax rate for the year ended January 31, 2016 is expected to be 19%, which is an increase over the year ended January 31, 2015. The increase in the normalized non-GAAP effective tax rate reflects the reduced availability of U.S. tax loss carryforwards that were not previously recorded as a benefit in our financial statements.
  Our agreement with the owners of noncontrolling interests in one of our subsidiaries gives them a right to require us to purchase their interests for a price based on a formula defined in the agreement. Under GAAP, increases (or decreases to the extent they offset previous increases) in the calculated redemption value of the noncontrolling interests are recorded directly to retained earnings and therefore do not affect net income. However, as required by GAAP, these amounts are applied to increase or decrease the numerator in the calculation of basic and diluted earnings per share. Management does not consider fluctuations in the calculated redemption value of noncontrolling interests to be relevant to our core operating performance.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options, restricted stock units, and employee stock purchase plan shares in a loss situation.

Non-GAAP gross profit, operating income, operating margin, net income, and earnings per share are supplemental measures of our performance that are not presented in accordance with GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross profit, operating income, operating margin, net income, and earnings per share because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangible assets represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly evaluate our business to determine whether any operations should be eliminated or curtailed. Additionally, as part of our ongoing business, we engage in acquisition and assimilation activities and patent litigation. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year in excess of $1.24 billion. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Mentor, and Flowmaster are registered trademarks and FloEFD, Vista, Sourcery,Volcano and VSA are trademarks of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward- looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness in the European Union, China, Japan or other international economies, and the potential adverse impact of such weakness on the semiconductor and electronics industries; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (v) litigation, including the company’s ongoing patent litigation with EVE and Synopsys, Inc.; (vi) changes in accounting or reporting rules or interpretations, including new rules affecting revenue recognition; (vii) the impact of tax audits by taxing authorities, or changes in applicable tax laws, regulations or enforcement practices; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer mergers or divestitures, customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
Revenues:
System and software	$323,327	$293,468	$799,151	$737,790
Service and support	115,739	107,532	444,982	418,583
Total revenues	439,066	401,000	1,244,133	1,156,373
Cost of revenues: (1)
System and software	14,834	25,206	69,811	65,288
Service and support	33,719	29,841	127,403	118,221
Amortization of purchased technology	1,847	950	7,099	3,598
Total cost of revenues	50,400	55,997	204,313	187,107
Gross profit	388,666	345,003	1,039,820	969,266
Operating expenses:
Research and development (2)	112,863	101,994	381,125	348,817
Marketing and selling (3)	108,874	98,135	365,688	342,799
General and administration (4)	22,187	23,091	79,193	75,543
Equity in earnings of Frontline (5)	(1,028)	(1,353)	(5,653)	(4,092)
Amortization of intangible assets (6)	2,157	1,580	8,166	6,230
Special charges (7)	4,081	4,359	23,490	16,929
Total operating expenses	249,134	227,806	852,009	786,226
Operating income	139,532	117,197	187,811	183,040
Other income (expense), net (8)	(34)	359	(777)	(520)
Interest expense (9)	(4,950)	(4,803)	(19,276)	(19,452)
Income before income tax	134,548	112,753	167,758	163,068
Income tax expense (10)	20,674	7,646	22,581	9,510
Net income	113,874	105,107	145,177	153,558
Less: Loss attributable to noncontrolling interest (11)	(614)	(429)	(1,962)	(1,700)
Net income attributable to Mentor Graphics
shareholders	$114,488	$105,536	$147,139	$155,258
Net income per share attributable to Mentor Graphics
shareholders:
Basic[a]	$0.98	$0.91	$1.28	$1.33
Diluted[a]	$0.96	$0.89	$1.26	$1.29
Weighted average number of shares outstanding:
Basic	115,338	114,978	114,635	113,671
Diluted	117,466	117,484	117,078	116,702

	[a]We have increased (decreased) the numerator of our basic and diluted earnings per share calculation for the adjustment of the noncontrolling interest with redemption feature to its calculated redemption value, recorded directly to retained earnings, as follows:

	$(1,174)	$(573)	$121	$(4,486)

Refer to description of footnotes below.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
(1) Cost of revenues:
Equity plan-related compensation	$617	$554	$2,304	$1,992
Amortization of purchased technology	1,847	950	7,099	3,598
	$2,464	$1,504	$9,403	$5,590

(2) Research and development:
Equity plan-related compensation	$3,824	$3,164	$14,027	$11,182

(3) Marketing and selling:
Equity plan-related compensation	$2,411	$2,126	$9,103	$7,777

(4) General and administration:
Equity plan-related compensation	$2,564	$2,237	$10,373	$8,399

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets
	$-	$231	$116	$1,430

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$2,157	$1,580	$8,166	$6,230

(7) Special charges:
Rebalance, restructuring, certain litigation, and other costs	$4,081	$4,359	$23,490	$16,929

(8) Other income (expense), net:
Net income (loss) of unconsolidated entities	$38	$7	$184	$(119)

(9) Interest expense:
Amortization of original issuance debt discount	$1,576	$1,467	$6,139	$5,715

(10) Income tax expense:
Non-GAAP income tax effects	$(5,449)	$(14,357)	$(19,708)	$(28,944)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets, equity-plan related compensation, and income tax effects	$(198)	$(203)	$(820)	$(971)

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
GAAP net income attributable to Mentor Graphics shareholders	$114,488	$105,536	$147,139	$155,258
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	617	554	2,304	1,992
Research and development	3,824	3,164	14,027	11,182
Marketing and selling	2,411	2,126	9,103	7,777
General and administration	2,564	2,237	10,373	8,399
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	1,847	950	7,099	3,598
Frontline purchased technology and intangible assets (3)	-	231	116	1,430
Amortization of intangible assets (4)	2,157	1,580	8,166	6,230
Special charges (5)	4,081	4,359	23,490	16,929
Other income (expense), net (6)	38	7	184	(119)
Interest expense (7)	1,576	1,467	6,139	5,715
Non-GAAP income tax effects (8)	(5,449)	(14,357)	(19,708)	(28,944)
Noncontrolling interest (9)	(198)	(203)	(820)	(971)
Total of non-GAAP adjustments	13,468	2,115	60,473	33,218
Non-GAAP net income attributable to Mentor Graphics shareholders	$127,956	$107,651	$207,612	$188,476

GAAP and non-GAAP weighted average shares (diluted)	117,466	117,484	117,078	116,702

Net income per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.96	$0.89	$1.26	$1.29
Noncontrolling interest adjustment (10)	0.01	0.01	-	0.04
Non-GAAP adjustments detailed above	0.12	0.02	0.51	0.29
Non-GAAP (diluted)	$1.09	$0.92	$1.77	$1.62

(1)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased technology is amortized over two to five years.
(3)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) joint venture investment. Mentor Graphics has a 50% interest in Frontline. The purchased technology was amortized over three years from the March 2010 acquisition date, other identified intangible assets were amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline. This expense is the same type as being adjusted for in note (2) above and (4) below.
(4)	Other identified intangible assets are amortized to operating expense generally over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5)	Three months ended January 31, 2015: Special charges consist of (i) $3,215 for EVE litigation costs, (ii) $458 of costs incurred for employee rebalances which include severance benefits, notice pay, and outplacement services, and (iii) $408 in other adjustments.
	Three months ended January 31, 2014: Special charges consist of (i) $3,380 for EVE litigation costs, (ii) $549 of costs incurred for employee rebalances which include severance benefits, notice pay, and outplacement services, and (iii) $430 in other adjustments.
	Twelve months ended January 31, 2015: Special charges consist of (i) $18,408 for EVE litigation costs, (ii) $3,535 of costs incurred for employee rebalances which include severance benefits, notice pay, and outplacement services, and (iii) $1,547 in other adjustments.
	Twelve months ended January 31, 2014: Special charges consist of (i) $11,597 for EVE litigation costs, (ii) $4,392 of costs incurred for employee rebalances which include severance benefits, notice pay, and outplacement services, and (iii) $940 in other adjustments.
(6)	Amount represents income (loss) on investment accounted for under the equity method of accounting.
(7)	Amount represents the amortization of original issuance debt discount.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.
(10)	Non-GAAP EPS excludes from the numerator of our earnings per share calculation the adjustment of the noncontrolling interest to the calculated redemption value, recorded directly to retained earnings.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
GAAP gross profit	$388,666	$345,003	$1,039,820	$969,266
Reconciling items to non-GAAP gross profit:
Equity plan-related compensation	617	554	2,304	1,992
Amortization of purchased technology	1,847	950	7,099	3,598
Non-GAAP gross profit	$391,130	$346,507	$1,049,223	$974,856

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
GAAP gross profit as a percent of total revenues	88.5%	86.0%	83.6%	83.8%
Non-GAAP adjustments detailed above	0.6%	0.4%	0.7%	0.5%
Non-GAAP gross profit as a percent of total revenues	89.1%	86.4%	84.3%	84.3%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
GAAP operating expenses	$249,134	$227,806	$852,009	$786,226
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(8,799)	(7,527)	(33,503)	(27,358)
Amortization of Frontline purchased technology and other
identified intangible assets	-	(231)	(116)	(1,430)
Amortization of other identified intangible assets	(2,157)	(1,580)	(8,166)	(6,230)
Special charges	(4,081)	(4,359)	(23,490)	(16,929)
Non-GAAP operating expenses	$234,097	$214,109	$786,734	$734,279

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
GAAP operating income	$139,532	$117,197	$187,811	$183,040
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	9,416	8,081	35,807	29,350
Amortization of purchased technology	1,847	950	7,099	3,598
Amortization of Frontline purchased technology and other
identified intangible assets	-	231	116	1,430
Amortization of other identified intangible assets	2,157	1,580	8,166	6,230
Special charges	4,081	4,359	23,490	16,929
Non-GAAP operating income	$157,033	$132,398	$262,489	$240,577

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
GAAP operating income as a percent of total revenues	31.8%	29.2%	15.1%	15.8%
Non-GAAP adjustments detailed above	4.0%	3.8%	6.0%	5.0%
Non-GAAP operating income as a percent of total revenues	35.8%	33.0%	21.1%	20.8%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
GAAP other income (expense), net and interest expense	$(4,984)	$(4,444)	$(20,053)	$(19,972)
Reconciling items to non-GAAP other income (expense), net
and interest expense:
Equity in earnings of unconsolidated entities	38	7	184	(119)
Amortization of original issuance debt discount	1,576	1,467	6,139	5,715
Non-GAAP other income (expense), net and interest expense	$(3,370)	$(2,970)	$(13,730)	$(14,376)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	January 31,
	2015	2014

Assets
Current assets:
Cash, cash equivalents and short-term investments	$230,281	$297,312
Trade accounts receivable, net	208,996	179,830
Term receivables, short-term	337,626	274,653
Prepaid expenses and other	65,853	64,658
Deferred income taxes	23,490	13,656

Total current assets	866,246	830,109
Property, plant, and equipment, net	170,737	160,165
Term receivables, long-term	301,862	270,365
Goodwill and intangible assets, net	645,506	571,843
Other assets	64,671	71,627

Total assets	$2,049,022	$1,904,109

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$7,228	$9,590
Accounts payable	12,687	21,548
Income taxes payable	5,994	3,365
Accrued payroll and related liabilities	108,553	102,848
Accrued and other liabilities	47,728	42,457
Deferred revenue	259,340	231,179

Total current liabilities	441,530	410,987
Long-term notes payable	230,400	224,261
Deferred revenue, long-term	21,251	17,398
Other long-term liabilities	69,615	50,690
Total liabilities	762,796	703,336

Noncontrolling interest with redemption feature	13,372	15,479

Stockholders' equity:
Common stock	832,612	838,939
Retained earnings	451,901	327,552
Accumulated other comprehensive income (loss)	(11,887)	18,803
Noncontrolling interest	228	-
Total stockholders' equity	1,272,854	1,185,294

Total liabilities and stockholders' equity	$2,049,022	$1,904,109

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2015	2014	2015	2014
Operating activities
Net income	$113,874	$105,107	$145,177	$153,558
Depreciation and amortization	14,782	13,047	58,046	52,454
Other adjustments to reconcile:
Operating cash	17,991	12,365	46,540	35,471
Changes in working capital	(65,517)	(44,842)	(111,555)	(91,780)

Net cash provided by operating activities	81,130	85,677	138,208	149,703

Investing activities
Net cash used in investing activities	(32,490)	(23,893)	(128,838)	(56,375)

Financing activities
Net cash provided by (used in) financing activities	11,133	13,127	(69,054)	(21,008)

Effect of exchange rate changes on cash and cash equivalents	(2,100)	(1,496)	(3,357)	(2,781)

Net change in cash and cash equivalents	57,673	73,415	(63,041)	69,539
Cash and cash equivalents at beginning of period[a]	172,608	219,907	293,322	223,783

Cash and cash equivalents at end of period[a]	$230,281	$293,322	$230,281	$293,322

Other data:
Capital expenditures	$26,494	$9,395	$48,366	$30,761
Days sales outstanding	112	102

[a]The condensed consolidated balance sheet at January 31, 2014 includes $3,990 of short-term investments in the "Cash, cash equivalents, and short-term investments" line item. $3,990 should be deducted from that line item to reconcile to the amount of "Cash and cash equivalents at beginning of period" presented in the statement for the twelve months ended January 31, 2015 and the amount of "Cash and cash equivalents at end of period" presented in the statements for the three and twelve months ended January 31, 2014.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q1'16 and fiscal year 2016.

	Estimated	Estimated
	Q1'16	FY'16
Diluted GAAP net income per share	$0.08	$1.45
Non-GAAP adjustments:
Amortization of purchased technology (1)	0.02	0.06
Amortization of other identified intangible assets (2)	0.02	0.06
Equity plan-related compensation (3)	0.08	0.34
Other income (expense), net and interest expense (4)	0.01	0.06
Non-GAAP income tax effects (5)	(0.03)	(0.11)
Noncontrolling interest (6)	(0.00)	(0.01)

Diluted non-GAAP net income per share	$0.18	$1.85

(1)	Excludes amortization of purchased technology resulting from acquisitions. Purchased technology is amortized over two to five years.
(2)	Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized generally over two to five years.
(3)	Excludes equity plan-related compensation expense for the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(4)	Excludes income (loss) from an investment accounted for under the equity method of accounting, and amortization of original issuance debt discount.
(5)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 19% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(6)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.

	MENTOR GRAPHICS CORPORATION
	UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
	(Rounded to nearest 5%)

	2015					2014					2013
Product Category Bookings (a)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	20%	25%	45%	55%	45%	60%	35%	40%	30%	40%	35%	25%	30%	35%	30%
SCALABLE VERIFICATION	25%	25%	20%	20%	20%	15%	45%	25%	30%	30%	15%	30%	20%	25%	25%
INTEGRATED SYSTEMS DESIGN	30%	25%	15%	10%	15%	10%	10%	20%	30%	20%	25%	25%	25%	25%	25%
NEW & EMERGING MARKETS	10%	15%	10%	5%	10%	5%	5%	5%	5%	5%	5%	10%	15%	5%	10%
SERVICES / OTHER	15%	10%	10%	10%	10%	10%	5%	10%	5%	5%	20%	10%	10%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015					2014					2013
Product Category Revenue (b)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	25%	30%	35%	55%	40%	35%	50%	35%	35%	40%	40%	35%	25%	35%	35%
SCALABLE VERIFICATION	35%	25%	20%	20%	25%	20%	20%	25%	30%	25%	25%	25%	30%	30%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	25%	15%	20%	30%	20%	25%	25%	20%	20%	25%	25%	20%	25%
NEW & EMERGING MARKETS	5%	10%	10%	5%	5%	5%	5%	5%	5%	5%	5%	5%	10%	5%	5%
SERVICES / OTHER	10%	10%	10%	5%	10%	10%	5%	10%	5%	10%	10%	10%	10%	10%	10%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015					2014					2013
Bookings by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	40%	50%	40%	45%	35%	55%	60%	40%	50%	35%	40%	50%	35%	40%
Europe	15%	25%	15%	15%	15%	10%	15%	15%	30%	20%	20%	35%	20%	30%	25%
Japan	15%	5%	10%	5%	5%	10%	5%	5%	10%	5%	10%	5%	5%	10%	10%
Pac Rim	20%	30%	25%	40%	35%	45%	25%	20%	20%	25%	35%	20%	25%	25%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015					2014					2013
Revenue by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	45%	50%	40%	45%	45%	40%	50%	45%	45%	50%	45%	50%	40%	45%
Europe	25%	20%	20%	15%	20%	20%	20%	20%	20%	20%	20%	20%	20%	30%	25%
Japan	10%	10%	10%	5%	5%	10%	5%	10%	15%	10%	10%	15%	10%	10%	10%
Pac Rim	15%	25%	20%	40%	30%	25%	35%	20%	20%	25%	20%	20%	20%	20%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015					2014					2013
Bookings by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	35%	20%	15%	10%	15%	15%	50%	20%	10%	25%	25%	20%	20%	15%	20%
Term Ratable	20%	10%	5%	5%	10%	10%	5%	5%	5%	5%	25%	15%	10%	5%	10%
Term Up Front	45%	70%	80%	85%	75%	75%	45%	75%	85%	70%	50%	65%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2015					2014					2013
Revenue by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	35%	30%	15%	10%	20%	20%	25%	20%	20%	20%	20%	25%	25%	15%	20%
Term Ratable	10%	10%	10%	5%	5%	10%	10%	5%	5%	10%	10%	10%	10%	5%	10%
Term Up Front	55%	60%	75%	85%	75%	70%	65%	75%	75%	70%	70%	65%	65%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Category Bookings excludes support bookings for all sub-flow categories.
(b) Product Category Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only (excludes finance fee).

CONTACT:
Mentor Graphics Corporation
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com